TRANSFER AGENCY AND SERVICES AGREEMENT

      AGREEMENT, dated as of January 1, 2006 by and between each of the investment companies listed on Schedule A hereto, as amended from time to time (each a "Fund" and collectively the "Funds") and each having its principal place of business at 125 Broad Street, New York, New York 1004 and PFPC, Inc. ("Transfer Agent"), a Massachusetts corporation with principal offices at 301 Bellevue Parkway, Wilmington, Delaware 19809.

                                   WITNESSETH

      WHEREAS, each Fund is authorized to issue Shares in one or more separate series, with each such series representing interests in a separate portfolio of securities or other assets. Each such series is identified in Schedule A, as such schedule may be amended from time to time (each a "Portfolio").

      WHEREAS, each Fund desires to appoint Transfer Agent as its transfer agent, dividend disbursing agent and shareholder servicing agent with respect to each Portfolio and Transfer Agent desires to accept such appointment;

      NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth, each Fund and Transfer Agent agree as follows:

Article 1   Definitions

      1.1 Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

            (a) "Articles of Incorporation" shall mean the Articles of Incorporation, Declaration of Trust, or other similar organizational document as the case may be, of a Fund as the same may be amended from time to time.

            (b) "Authorized Person" shall be deemed to include (i) any authorized officer of a Fund; (ii) or any person, whether or not such person is an officer or employee of a Fund, duly authorized to give Oral Instructions or Written Instructions on behalf of the Fund as indicated in writing to Transfer Agent from time to time.

            (c) "Board Members" shall mean the Directors or Trustees of the governing body of the Fund, as the case may be.

            (d) "Board of Directors" shall mean the Board of Directors or Board of Trustees of the Fund, as the case may be.

            (e) "Class" shall mean a class of shares of a Fund or Portfolio.

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            (f) "Commission" shall mean the Securities and Exchange Commission.

            (g) "Custodian" refers to any custodian or subcustodian of securities and other property which a Fund or Portfolio may from time to time deposit, or cause to be deposited or held under the name or account of such a custodian pursuant to a Custodian Agreement.

            (h) "1934 Act" shall mean the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, all as amended from time to time.

            (i) "1940 Act" shall mean the Investment Company Act of 1940 and the rules and regulations promulgated thereunder, all as amended from time to time.

            (j) "Oral Instructions" shall mean instructions (including via electronic mail), other than Written Instructions, received by Transfer Agent from a person reasonably believed by Transfer Agent to be an Authorized Person, with subsequent Written Instructions confirming the instructions (as described below);

            (k) "Prospectus" shall mean the most recently dated Fund or Portfolio Prospectus and Statement of Additional Information, including any supplements thereto if any, which has become effective under the Securities Act of 1933 and the 1940 Act.

            (l) "Shares" refers collectively to such shares of capital stock or beneficial interest, as the case may be, or class thereof, of a Fund or Portfolio as may be issued from time to time.

            (m) "Shareholder" shall mean a holder of Shares of a Fund or Portfolio.

            (n) "Written Instructions" shall mean (i) a written instruction signed by an Authorized Person, including manually executed originals and telefacsimile of a manually executed original or other process; and (ii) trade instructions transmitted (and received by Transfer Agent) by means of an electronic transaction reporting system access to which requires use of a password or other authorized identifier.

Article 2   Appointment of Transfer Agent

      2.1 Each Fund hereby appoints and constitutes Transfer Agent as transfer agent, registrar and dividend disbursing agent for Shares of the Fund and as shareholder servicing agent for the Portfolios. Transfer Agent accepts such appointment and agrees to perform the duties hereinafter set forth.

Article 3   Duties of Transfer Agent

      3.1 Transfer Agent shall be responsible for:


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            (a) Administering and/or performing the customary services of a transfer agent and dividend disbursing agent; acting as service agent in connection with dividend and distribution functions; and for performing shareholder account and administrative agent functions in connection with the issuance, transfer and redemption or repurchase (including coordination with the Custodian) of Shares of each Fund, as more fully described in the written schedule of Duties of Transfer Agent annexed hereto as Schedule B and incorporated herein, and in accordance with the terms of the Prospectus of each Fund, applicable law and the procedures established from time to time between the Fund and Transfer Agent.

            (b) Recording the issuance of Shares and maintaining pursuant to Rule 17Ad-10(e) under the 1934 Act a record of the total number of Shares of each Fund which are authorized, based upon data provided to it by the Fund, and issued and outstanding. Transfer Agent shall provide each Fund on a regular basis, at such intervals as the parties hereto shall agree to from time to time, with the total number of Shares which are authorized and issued and outstanding and shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares or to take cognizance of any laws relating to the issue or sale of such Shares, which functions shall be the sole responsibility of the Fund. Transfer Agent will comply with all requirements applicable to a transfer agent for a registered investment company, under the 1934 Act, 1940 Act or other state or federal securities laws, as applicable.

            (c) Upon request, Transfer Agent shall provide information or reports to a Fund or the Fund's Chief Compliance Officer, as necessary for the Chief Compliance Officer or Fund to comply with Rule 38a-1 under the 1940 Act.

      3.2 In addition, each Fund shall (i) identify to Transfer Agent in writing or by transmission those transactions and assets to be treated as exempt from blue sky reporting for each State and (ii) verify the establishment of transactions for each State on the system prior to activation and thereafter monitor the daily activity for each State. The responsibility of Transfer Agent for each Fund's blue sky State registration status is solely limited to the initial establishment of transactions subject to blue sky compliance by the Fund and the reporting of such transactions to the Fund as provided above.

      3.3 In addition to the duties set forth in Schedule B, Transfer Agent shall perform such other duties and functions, and shall be paid such amounts therefor, as may from time to time be agreed upon in writing between a Fund and the Transfer Agent. The compensation for such other duties and functions shall be reflected in a written amendment to Schedule C and the duties and functions shall be reflected in an amendment to Schedule B, both dated and signed by authorized persons of the parties hereto.

      3.4 In addition, it is understood and agreed that, with respect to the Funds listed on Schedule A hereto with the designation of "Co-Transfer Agent" ("BFDS Funds"), the aggregated record of shareholder share positions and activity shall be maintained by BFDS, and that the Transfer Agent will transmit such aggregated information in mutually


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

agreed-upon format(s) and as directed by each BFDS Fund, with respect to purchases, exchanges, transfers and redemption of Shares or other information as may be necessary for BFDS to maintain such record; provided however, that the Transfer Agent will continue to maintain the record of Shareholder Information as if it were the primary keeper of such record under this Agreement. The BFDS Funds will obtain the agreement of BFDS to establish such communication and mutually agreed upon format(s) as may be necessary for the accurate transmission of the information for such record. The Transfer Agent will establish such communications interfaces and procedures, as may be necessary for the accurate maintenance of such record.

Article 4   Delegation of Responsibilities

      4.1 With respect to any Fund, Transfer Agent may delegate some or all of its duties under this Agreement to other parties that after reasonable inquiry Transfer Agent deems to be competent to assume such duties. In the event of any such delegation, Transfer Agent shall enter into a written agreement with the delegatee in which the delegatee will, among other things:

            (a) agree to provide the services delegated to it in accordance with a written schedule of Performance Standards developed by Transfer Agent; and

            (b) represent and warrant that it is duly registered as required under all federal and state securities laws.

In any such circumstance, the Transfer Agent will be responsible for the services of the delegate, as if the Transfer Agent were performing the services itself. The Transfer Agent may not delegate any services to Smith Barney Fund Management LLC, Salomon Brothers Asset Management, Inc., Citicorp Trust Bank, Citigroup Inc., Citigroup Global Markets Holdings or any of their affiliates or entities under common control with the aforementioned entities without prior written authorization from the Board of the Fund.

Article 5   Recordkeeping and Other Information

      5.1 Transfer Agent shall create and maintain all records required of it pursuant to its duties hereunder and as set forth in Schedule B in accordance with all applicable laws, rules and regulations, including records required by
Section 31(a) of the 1940 Act and the rules thereunder. Transfer Agent shall prepare and maintain in complete and accurate form all books and records necessary for it to serve as transfer agent, registrar, dividend disbursing agent and related services agent to each Portfolio, including (a) all those records required to be prepared and maintained by a Fund under the 1934 Act, 1940 Act, by other applicable Securities Laws, rules and regulations and by state laws and (b) such books and records as are necessary for Transfer Agent to perform all of the services it agrees to provide in this Agreement and the appendices attached hereto, including but not limited to the books and records necessary to effect the conversion of


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

classes of shares, the calculation of any contingent deferred sales charges and the calculation of front-end sales charges.

      5.2 Transfer Agent agrees that all records prepared or maintained by Transfer Agent pertaining to a Fund or relating to the services to be performed by Transfer Agent hereunder are the property of the Fund and will be preserved, maintained and made available in accordance with such section, and will be surrendered promptly to the Fund on and in accordance with the Fund's request. Each Fund and Authorized Persons shall have access to such books and records in the possession or under control of Transfer Agent at all times during Transfer Agent's normal business hours. Upon the reasonable request of a Fund, copies of any such books and records in the possession or under the control of Transfer Agent shall be provided by Transfer Agent to the Fund or to an Authorized Person. Upon reasonable notice by a Fund, Transfer Agent shall make available during regular business hours its facilities and premises employed in connection with its performance of this Agreement for reasonable visits by the Fund, any agent or person designated by the Fund or any regulatory agency having authority over the Fund. Where applicable, such records shall be maintained by Transfer Agent for the period and in the places required by the 1940 Act and the rules thereunder or under other applicable Securities Laws.

      5.3 In case of any requests or demands for the inspection of Shareholder records of a Fund, Transfer Agent will endeavor to notify the Fund of such request and secure Written Instructions as to the handling of such request. Transfer Agent reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by its counsel that it may be held liable for the failure to comply with such request.

Article 6   Fund Instructions

      6.1 Transfer Agent will not be liable for its acting upon Written or Oral Instructions reasonably believed to have been executed by an Authorized Person and executed in accordance with the standard of care provided in Section 10, and Transfer Agent will not be held to have any notice of any change of authority of any person until receipt of a Written Instruction thereof from a Fund. Transfer Agent will also have no liability when processing Share certificates which it reasonably believes to bear the proper manual or facsimile signatures of the officers of a Fund and the proper countersignature of Transfer Agent.

      6.2 At any time, Transfer Agent may request Written Instructions from a Fund and may seek advice from legal counsel for the Fund, or its own legal counsel, with respect to any matter arising in connection with this Agreement, and it shall not be liable for any action taken or not taken or suffered by it in good faith in accordance with such Written Instructions or in accordance with the opinion of counsel for the Fund or for Transfer Agent, provided that the Transfer Agent at its own expense communicates to the Fund such opinion of counsel to the Transfer Agent. Written Instructions requested by Transfer Agent will be provided by a Fund within a reasonable period of time.


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

      6.3 Transfer Agent, its officers, agents or employees, shall accept Oral Instructions or Written Instructions given to them by any person representing or acting on behalf of a Fund only if said representative is an Authorized Person. Each Fund agrees that all Oral Instructions shall be followed within one business day by confirming Written Instructions.

Article 7   Compensation

      7.1 Each Fund will compensate or cause Transfer Agent to be compensated for the performance of its obligations hereunder in accordance with the fees set forth in the written schedule of fees annexed hereto as Schedule C and incorporated herein. Transfer Agent will transmit an invoice to a Fund as soon as practicable after the end of each calendar month which will be detailed in accordance with Schedule C, and the Fund will pay to Transfer Agent the amount of such invoice within thirty (30) days after the Fund's receipt of the invoice.

      7.2 In addition, each Fund agrees to pay, and will be billed separately for, reasonable out-of-pocket expenses incurred by Transfer Agent in the performance of its duties hereunder. Out-of-pocket expenses shall include, but shall not be limited to, the items specified in the written schedule of out-of-pocket charges annexed hereto as Schedule D and incorporated herein. Schedule D may be modified by written agreement between the parties. Unspecified out-of-pocket expenses shall be limited to those out-of-pocket expenses reasonably incurred by Transfer Agent in the performance of its obligations hereunder.

      7.3 Any compensation agreed to hereunder may be adjusted from time to time by attaching to Schedule C, a revised fee schedule executed and dated by the parties hereto.

      7.4 Transfer Agent shall establish certain cash management accounts ("Service Accounts") required to provide services under this Agreement. The Fund acknowledges (a) Transfer Agent may receive investment earnings from sweeping the funds in such Service Accounts into investment accounts including, but not limited to, investment accounts maintained at an affiliate or client of Transfer Agent; (b) balance credits earned with respect to the amounts in such Service Accounts ("Balance Credits") will be used to offset the banking service fees imposed by the cash management service provider (the "Banking Service Fees");
(c) Transfer Agent shall retain any excess Balance Credits for its own use; and
(d) Balance Credits will be calculated and applied toward the Fund's Banking Service Fees regardless of the Service Account balance sweep described in Sub-Section (a) above.

      7.5 The undersigned hereby represents and warrants to Transfer Agent that
(a) the terms of this Agreement, (b) the fees and expenses associated with this Agreement, and (c) any benefits accruing to Transfer Agent or to the adviser or sponsor to the Fund in connection with this Agreement, including but not limited to any fee waivers, conversion cost reimbursements, up front payments, signing payments or periodic payments made or


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

to be made by Transfer Agent to such adviser or sponsor or any affiliate of the Fund relating to the Agreement have been fully disclosed to the Board of Directors of the Fund and that, if required by applicable law, such Board of Directors has approved or will approve the terms of this Agreement, any such fees and expenses, and any such benefits.

Article 8   Representations and Warranties

      8.1 Each Fund represents and warrants to Transfer Agent that:

            (a) it is duly organized, existing and in good standing under the laws of the jurisdiction in which it is organized;

            (b) it is empowered under applicable laws and by its Articles of Incorporation and/or By-laws to enter into this Agreement;

            (c) all corporate proceedings required by said Articles of Incorporation, By-laws and applicable laws have been taken to authorize it to enter into this Agreement;

            (d) a registration statement under the Securities Act of 1933, as amended, and the 1940 Act on behalf of the Fund is currently effective and will remain effective; and

            (e) all Shares hereafter shall be issued in accordance with the terms of the Fund's organizational documents and its Prospectus, and such Shares shall be validly issued, fully paid and non-assessable.

      8.2 Transfer Agent represents and warrants to each Fund that:

            (a) it is duly organized, existing and in good standing under the laws of the Commonwealth of Massachusetts;

            (b) it is qualified to carry on its business in jurisdictions in which it is present;

            (c) it is empowered under applicable laws and by its Articles of Incorporation and By-laws to enter into and perform this Agreement;

            (d) all corporate proceedings required by said Articles of Incorporation, By-laws and applicable laws have been taken to authorize it to enter into this Agreement; and

            (e) it is a transfer agent fully registered as a transfer agent pursuant to Section 17A(c)(2) of the 1934 Act, and such registration will remain in effect for the duration of this Agreement; and


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

            (f) it has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

Article 9   Indemnification

      9.1 The Transfer Agent shall not be responsible for, and the relevant Fund shall indemnify and hold the Transfer Agent harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability (collectively referred to as "Losses") arising out of or attributable to:

            (a) All actions of the Transfer Agent or its agents or delegatees required to be taken pursuant to this Agreement (including the defense of any lawsuit in which the Transfer Agent or affiliate is a named party), provided that such actions are taken in good faith and without negligence or willful misconduct and are not violations of applicable law and regulation pertaining to the manner transfer agency services are performed or not otherwise a breach of this Agreement;

            (b) The reasonable reliance upon, and any subsequent use of or action taken or omitted, by the Transfer Agent or its agents or delegatees on:
(i) any Written Instructions of the Fund or any of its officers; or (ii) any paper or document, reasonably believed to be genuine, authentic, or signed by the proper person or persons; unless such Losses are due to the negligence of the Transfer Agent arising out of its failure to perform in accordance with procedures established with the Fund; or

            (c) The offer or sale of Shares in violation of federal or state securities laws or regulations requiring that such Shares be registered or in violation of any stop order or other determination or ruling by any federal or any state agency with respect to the offer or sale of such Shares (except to the extent that such violation resulted from the provision of information from the Transfer Agent in contravention of the standard of care provided in Article 10 or the Transfer Agent received Written Instructions notifying it of the violation or determination).

      9.2 A Fund shall not be responsible for, and the Transfer Agent shall indemnify and hold each Fund harmless from and against any and all Losses arising out of or attributable to:

            (a) All actions of the Transfer Agent or its agents taken outside of the scope of this Agreement or caused by the Transfer Agent's negligence, bad faith, willful misconduct or violations of applicable law or regulation pertaining to the manner in which transfer agency services are performed or otherwise are a breach of this Agreement.

      9.3 In any case in which a party hereto (the "Indemnifying Party') may be asked to indemnify or hold the other party (the "Indemnified Party") harmless, the Indemnifying Party shall be promptly advised of all pertinent facts concerning the situation in question. The Indemnified Party will notify the Indemnifying Party promptly after identifying any situation which it believes presents or appears likely to present a claim for indemnification


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

against the Indemnifying Party although the failure to do so shall not prevent recovery by the Indemnified Party. The Indemnifying Party shall keep the Indemnified Party advised with respect to all such developments concerning any claim, demand, action or suit or other proceeding (a "Claim"), which may be the subject of this indemnification. The Indemnifying Party shall have the option to participate with the Indemnified Party in defending against any Claim which may be the subject of this indemnification, and, in the event that the Indemnifying Party so elects, such defense shall be conducted by counsel chosen by the Indemnifying Party and satisfactory to the Indemnified Party, and thereupon the Indemnifying Party shall take over complete defense of the Claim and the Indemnified Party shall sustain no further legal or other expenses in respect of such Claim. The Indemnified Party will not confess any Claim or make any compromise in any case in which the Indemnifying Party will be asked to provide indemnification, except with the Indemnifying Party's prior written consent. The obligations of the parties hereto under this Section 9 shall survive the termination of this Agreement.

      9.4 Except for remedies that cannot be waived as a matter of law (and injunctive or provisional relief), the provisions of this Article 9 shall be a party's sole and exclusive remedy for claims or other actions or proceedings to which the other party's indemnification obligations pursuant to this Article 9 may apply.

      9.5 The members of the Board of a Fund, its officers and Shareholders, or of any Portfolio thereof, shall not be liable for any obligations of the Fund, or any such Portfolio, under this Agreement, and Transfer Agent agrees that in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the Fund or the particular Portfolio in settlement of such rights or claims and not to such members of the Board, its officers or Shareholders. Transfer Agent further agrees that it will look only to the assets and property of a particular Portfolio of a Fund, should the Fund have established separate series, in asserting any rights or claims under this Agreement with respect to services rendered with respect to that Portfolio and will not seek to obtain settlement of such rights or claims from the assets of any other Portfolio of the Fund.

      9.6 The Transfer Agent agrees to provide each Fund with certificates of insurance for errors and omissions insurance and fidelity bonds, and agrees to provide updated certificates annually or as requested by the Fund.

Article 10  Standard of Care

      10.1 Transfer Agent shall provide its services as transfer agent in accordance with the applicable provisions of Section 17A under the 1934 Act. In performing the responsibilities delegated to it under this Agreement, Transfer Agent shall at all times act in good faith and agrees to exercise reasonable care, diligence and expertise of a professional transfer agent having responsibility for providing transfer agent services to investment companies registered under the 1940 Act, but shall not be liable for any damages arising out of Transfer Agent's performance of or failure to perform its duties under this Agreement, except to the extent such damages arise out of Transfer Agent's own negligence, bad faith, willful misconduct or that of its employees, agents or


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

delegatees or violations of applicable law pertaining to the manner in which transfer agency services are to be performed by Transfer Agent or otherwise from a breach of this Agreement.

Article 11  Consequential Damages

      Notwithstanding anything in this Agreement to the contrary, neither Transfer Agent nor the Fund shall be liable to the other party for any consequential, special or indirect losses or damages which the party may incur or suffer by or as a consequence of the other party's performance of the services provided hereunder.

Article 12  Insurance

      12.1 Transfer Agent shall maintain insurance of the types and in the amounts deemed by it to be appropriate. To the extent that policies of insurance may provide for coverage of claims for liability or indemnity by the parties set forth in this Agreement, the contracts of insurance shall take precedence, and no provision of this Agreement shall be construed to relieve an insurer of any obligation to pay claims to the Fund, Transfer Agent or other insured party which would otherwise be a covered claim in the absence of any provision of this Agreement.

Article 13  Security

      13.1 Transfer Agent represents and warrants that, to the best of its knowledge, the various procedures and systems which Transfer Agent has implemented with regard to the safeguarding from loss or damage attributable to fire, theft or any other cause (including provision for twenty-four hours a day restricted access) of a Fund's blank checks, records and other data and Transfer Agent's equipment, facilities and other property used in the performance of its obligations hereunder are adequate, and that it will make such changes therein from time to time as in its judgment are required for the secure performance of its obligations hereunder. Transfer Agent shall review such systems and procedures on a periodic basis, and each Fund shall have reasonable access to review these systems and procedures.

Article 14  Disaster Recovery

      14.1 Transfer Agent shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for periodic backup of computer files and data with respect to a Fund and emergency use of electronic data processing equipment. In the event of equipment failures, Transfer Agent shall, at no additional expense to a Fund, take reasonable steps to minimize service interruptions caused by equipment failure, provided such loss or interruption is not caused by Transfer Agent's own willful misfeasance, bad faith, negligence or reckless disregard of its duties or obligations under this Agreement and provided further that Transfer Agent has complied with the provisions of this paragraph 14.


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

Article 15  Term and Termination

      15.1 This Agreement shall be effective on the date first written above and shall continue until December 31, 2008 ("Initial Term"), and thereafter shall automatically continue for successive annual periods (each a "Renewal Term") ending on the anniversary of the date first written above, provided that it may be terminated by either party upon written notice given at least 90 days prior to termination of the then current term. .

      15.2 In the event a termination notice is given by a Fund, it shall be accompanied by a resolution of the Board of Directors, certified by the Secretary of the Fund, designating a successor transfer agent or transfer agents. Upon such termination and at the expense of the Fund, Transfer Agent will deliver to such successor a certified list of shareholders of the Fund (with names and addresses), and all other relevant books, records, correspondence and other Fund records or data in the possession of Transfer Agent, and Transfer Agent will cooperate with the Fund and any successor transfer agent or agents in the substitution process.

Article 16  Confidentiality/Privacy

      16.1 The parties agree that any non-public information obtained hereunder concerning the other party is confidential and may not be disclosed to any other person without the consent of the other party, except as may be required by applicable law or at the request of the Commission or other governmental agency. The parties further agree that a breach of this provision would irreparably damage the other party and accordingly agree that each of them is entitled, without bond or other security, to an injunction or injunctions to prevent breaches of this provision.

      16.2 The Transfer Agent has adopted and implemented procedures to safeguard customer information and records that are reasonably designed to ensure the security and confidentiality of customer records and information in accordance with applicable state and federal standards and to ensure compliance with Regulation S-P. Information about the Fund's customers shall not be disclosed, sold, or used in any way, except: (1) to carry out the terms of this Agreement; and (2) disclosure pursuant to law, rule, regulation or court or administrative order.

Article 17  Force Majeure

      17.1 No party shall be liable for any default or delay in the performance of its obligations under this Agreement if and to the extent such default or delay is caused, directly or indirectly, by (i) fire, flood, elements of nature or other acts of God; (ii) any outbreak or escalation of hostilities, war, riots or civil disorders in any country; (iii) any act or omission of the other party or any governmental authority; (iv) any labor disputes beyond the reasonable control of such party; or (v) nonperformance by a third party or any similar cause beyond the reasonable control of such party, including without limitation,


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

failures or fluctuations in telecommunications or other equipment; except to the extent that the non-performing party shall have failed to use its reasonable best efforts to minimize the likelihood of occurrence of such circumstances or to mitigate any loss or damage to the other party caused by such circumstances, and, with respect to the Transfer Agent, the Transfer Agent has acted in accordance with the standard of care provided in Section 10 of this Agreement. In any such event, the non-performing party shall be excused from any further performance and observance of the obligations so affected only for as long as such circumstances prevail and such party continues to use commercially reasonable efforts to recommence performance or observance as soon as practicable.

Article 18  Assignment

      18.1 This Agreement may not be assigned or otherwise transferred by Transfer Agent, without the prior written consent of a Fund, which consent shall not be unreasonably withheld; provided, however, that Transfer Agent may, in its sole discretion, assign all its right, title and interest in this Agreement to an affiliate, parent or subsidiary of Transfer Agent who is qualified to act under the 1934 Act and 1940 Act.

Article 19  Notices

      19.1 Any notice or other instrument authorized or required by this Agreement to be given in writing to a Fund or Transfer Agent, shall be sufficiently given if addressed to that party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

      To the Funds:

      Robert I. Frenkel
      Secretary
      300 First Stamford Place
      Stamford, CT 06902

      To Transfer Agent:

      PFPC
      301 Bellevue Parkway
      Wilmington, Delaware 19809
      Attn:  President
      with copy to General Counsel (same address)

Article 20  Governing Law/Venue

      20.1 The laws of the State of New York, excluding the laws on conflicts of laws, shall govern the interpretation, validity, and enforcement of this agreement.


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

Article 21  Counterparts

      21.1 This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original; but such counterparts shall, together, constitute only one instrument.

Article 22  Captions

      22.1 The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

Article 23  Publicity

      23.1 Neither a Fund nor Transfer Agent shall release or publish news releases, public announcements, advertising or other publicity relating to this Agreement or to the transactions contemplated by it without the prior review and written approval of the other party; provided, however, that either party may make such disclosures as are required by legal, accounting or regulatory requirements after making reasonable efforts in the circumstances to consult in advance with the other party.

Article 24  Relationship of Parties

      24.1 The parties agree that they are independent contractors and not partners or co-venturers and nothing contained herein shall be interpreted or construed otherwise.

Article 25  Entire Agreement; Severability

      25.1 This Agreement, including Schedules and Exhibits hereto, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous proposals, agreements, contracts, representations, and understandings, whether written or oral, between the parties with respect to the subject matter hereof. No change, termination, modification, or waiver of any term or condition of the Agreement shall be valid unless in writing signed by the party affected. A party's waiver of a breach of any term or condition in the Agreement shall not be deemed a waiver of any subsequent breach of the same or another term or condition.

      25.2 The parties intend every provision of this Agreement to be severable. If a court of competent jurisdiction determines that any term or provision is illegal or invalid for any reason, the illegality or invalidity shall not affect the validity of the remainder of this Agreement. In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties. Without limiting the generality of this paragraph, if a court determines that any remedy stated in this Agreement has failed of its essential purpose, then all other provisions of this Agreement, including the limitations on liability and exclusion of damages, shall remain fully effective.

Article 26  Customer Identification Program Notice

      26.1 To help the U.S. government fight the funding of terrorism and money laundering activities, U.S. Federal law requires each financial institution to obtain, verify, and record certain information that identifies each person who initially opens an account with that financial institution on or after October 1, 2003. Certain of Transfer Agent's affiliates are financial institutions, and Transfer Agent may, as a matter of policy, request (or may have already requested) the Fund's name, address and taxpayer identification number or other government-issued identification number. Transfer Agent may also ask (and may have already asked) for additional identifying information, and Transfer Agent may take steps (and may have already taken steps) to verify the authenticity and accuracy of these data elements.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers, as of the day and year first above written.

Each of the Investment Companies Listed On Schedule A Hereto,
Each of Which Is Acting On Its Own Behalf And
Not On Behalf Of Any Other Investment Company



By: ______________________________
    R. Jay Gerken
    President and
    Chief Executive Officer



PFPC, Inc.


By: ______________________________

                                   SCHEDULE A

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
SB Adjustable Rate Income Fund
--------------------------------------------------------------------------------
Smith Barney Aggressive Growth Fund Inc.
--------------------------------------------------------------------------------
Smith Barney Allocation Series Inc.
    Balanced Portfolio
    Conservative Portfolio
    Growth Portfolio
    High Growth Portfolio
    Income Portfolio
    Select Balanced Portfolio
    Select Growth Portfolio
    Select High Growth Portfolio
--------------------------------------------------------------------------------
Smith Barney Appreciation Fund Inc.
--------------------------------------------------------------------------------
Smith Barney Arizona Municipals Fund Inc.
--------------------------------------------------------------------------------
Smith Barney California Municipals Fund Inc.
--------------------------------------------------------------------------------
Smith Barney Equity Funds
    Smith Barney Social Awareness Fund
--------------------------------------------------------------------------------
Smith Barney Fundamental Value Fund Inc.
--------------------------------------------------------------------------------
Smith Barney Funds, Inc.
    Large Cap Value Fund
    U.S. Government Securities Fund
    Short-Term Investment Grade Bond Fund
--------------------------------------------------------------------------------
Smith Barney Income Funds
    Smith Barney Dividend and Income Fund
    SB Convertible Fund
    Smith Barney Diversified Strategic Income Fund
    Smith Barney Exchange Reserve Fund
    Smith Barney High Income Fund
    Smith Barney Municipal High Income Fund
    SB Capital and Income Fund
    Smith Barney Total Return Bond Fund
--------------------------------------------------------------------------------
Smith Barney Institutional Cash Management Fund Inc.
    Cash Portfolio
    Government Portfolio
    Municipal Portfolio
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Smith Barney Investment Funds Inc.
    Smith Barney Investment Grade Bond Fund
    Smith Barney Multiple Discipline Funds -
      Balanced All Cap Growth and Value Fund
    Smith Barney Multiple Discipline Funds -
      Large Cap Growth and Value Fund
    Smith Barney Multiple Discipline Funds -
      All Cap Growth and Value Fund
    Smith Barney Multiple Discipline Funds  -
      Global All Cap Growth and Value Fund
    Smith Barney Multiple Discipline Funds -
      All Cap and International Fund
    Smith Barney Government Securities Fund
    Smith Barney Hansberger Global Value Fund
    Smith Barney Real Return Strategy Fund
    Smith Barney Small Cap Growth Fund
    Smith Barney Small Cap Value Fund
--------------------------------------------------------------------------------
Smith Barney Investment Series
    Smith Barney International Fund
    Smith Barney Dividend Strategy Fund
    SB Growth and Income Fund
    Smith Barney Premier Selections All Cap Growth Portfolio (variable annuity) Smith Barney Growth and Income Portfolio (variable annuity)
    SB Government Portfolio (variable annuity)
    Smith Barney Dividend Strategy Portfolio (variable annuity)
--------------------------------------------------------------------------------
Smith Barney Investment Trust
    Smith Barney Intermediate Maturity California Municipals Fund
    Smith Barney Intermediate Maturity New York Municipals Fund
    Smith Barney Large Capitalization Growth Fund
    Smith Barney Mid Cap Core Fund
    Smith Barney Classic Values Fund
--------------------------------------------------------------------------------
Smith Barney Core Plus Bond Fund Inc.
--------------------------------------------------------------------------------
Smith Barney Managed Municipals Fund Inc.
--------------------------------------------------------------------------------
Smith Barney Massachusetts Municipals Fund
--------------------------------------------------------------------------------
Smith Barney Money Funds, Inc.
    Cash Portfolio
    Government Portfolio
--------------------------------------------------------------------------------
Smith Barney Multiple Discipline Trust
    Multiple Discipline Portfolio - All Cap Growth and Value
    Multiple Discipline Portfolio - Large Cap Growth and Value
    Multiple Discipline Portfolio - Global All Cap Growth and Value
    Multiple Discipline Portfolio - Balanced All Cap Growth and Value
--------------------------------------------------------------------------------
Smith Barney Municipal Money Market Fund, Inc.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Smith Barney Muni Funds
    California Money Market Portfolio
    Florida Portfolio
    Georgia Portfolio
    Limited Term Portfolio
    National Portfolio
    Massachusetts Money Market Portfolio
    New York Money Market Portfolio
    New York Portfolio
    Pennsylvania Portfolio
--------------------------------------------------------------------------------
Smith Barney New Jersey Municipals Fund Inc.
--------------------------------------------------------------------------------
Smith Barney Oregon Municipals Fund
--------------------------------------------------------------------------------
Smith Barney Sector Series Inc.
    Smith Barney Financial Services Fund
    Smith Barney Health Sciences Fund
    Smith Barney Technology Fund
--------------------------------------------------------------------------------
Smith Barney Small Cap Core Fund, Inc.
--------------------------------------------------------------------------------
Smith Barney World Funds, Inc.
    Smith Barney Inflation Management Fund
    International All Cap Growth Portfolio
--------------------------------------------------------------------------------
Greenwich Street Series Fund
    Appreciation Portfolio
    Capital and Income Portfolio
    Diversified Strategic Income Portfolio
    Salomon Brothers Variable Aggressive Growth Fund
    Equity Index Portfolio
    Salomon Brothers Variable Growth & Income Fund
    Fundamental Value Portfolio
--------------------------------------------------------------------------------
Travelers Series Fund Inc.
    Smith Barney Aggressive Growth Portfolio
    Smith Barney High Income Portfolio
    Smith Barney International All Cap Growth Portfolio
    Smith Barney Large Capitalization Growth Portfolio
    Smith Barney Large Cap Value Portfolio
    Smith Barney Mid Cap Core Portfolio
    Smith Barney Money Market Portfolio
    Social Awareness Stock Portfolio
    SB Adjustable Rate Income Portfolio
--------------------------------------------------------------------------------
Salomon Brothers Investors Value Fund Inc
--------------------------------------------------------------------------------
Salomon Brothers Capital Fund Inc
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Salomon Brothers Series Funds Inc.
    Salomon Brothers Balanced Fund
    Salomon Brothers Cash Management Fund
    Salomon Brothers High Yield Bond Fund
    Salomon Brothers Institutional Money Market Fund
    Salomon Brothers Large Cap Growth Fund
    Salomon Brothers NY Municipal Money Mkt Fund
    Salomon Brothers Small Cap Growth Fund
    Salomon Brothers Strategic Bond Fund
    Salomon Brothers Short/Intermediate US Government Fund
    Salomon Brothers All Cap Value Fund
--------------------------------------------------------------------------------
Salomon Brothers Institutional Series Funds Inc.
     Salomon Brothers Institutional High Yield Bond Fund
     Salomon Brothers Institutional Emerging Markets Debt Fund
--------------------------------------------------------------------------------
Salomon Brothers Variable Series Funds Inc.
    Salomon Brothers Variable All Cap Fund
    Salomon Brothers Variable High Yield Bond Fund
    Salomon Brothers Variable Investors Fund
    Salomon Brothers Variable Large Cap Growth Fund
    Salomon Brothers Variable Small Cap Growth Fund
    Salomon Brothers Variable Strategic Bond Fund
    Salomon Brothers Variable Total Return Fund
--------------------------------------------------------------------------------
Salomon Brothers Opportunity Fund Inc
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
CitiFunds Trust I
    Smith Barney Emerging Markets Equity Fund
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Smith Barney Trust II (formerly CitiFunds Trust II)
    Smith Barney Capital Preservation Fund
    Smith Barney Capital Preservation Fund II
    Smith Barney Diversified Large Cap Growth Fund
    Smith Barney International Large Cap Fund
    Smith Barney Small Cap Growth Opportunities Fund
    Smith Barney Short Duration Municipal Income Fund
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
CitiFunds Trust III
    Citi Cash Reserves (Co-Transfer Agent)
    Citi US Treasury Reserves (Co-Transfer Agent)
    Citi California Tax Free Reserves (Co-Transfer Agent)
    Citi Connecticut Tax Free Reserves (Co-Transfer Agent)
    (includes Smith Barney Connecticut Money Market Portfolio Class A and
    Class Y)
    Citi New York Tax Free Reserves (Co-Transfer Agent)
    Citi Tax Free Reserves (Co-Transfer Agent)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
CitiFunds Institutional Trust
    Citi Institutional Liquid Reserves (Co-Transfer Agent)
    Citi Institutional Cash Reserves (Co-Transfer Agent)
    Citi Institutional US Treasury Reserves (Co-Transfer Agent)
    Citi Institutional Tax Free Reserves (Co-Transfer Agent)
    Citi Institutional Cash Reserves LTD - Offshore (Co-Transfer Agent)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Salomon Funds Trust (formerly CitiFunds Tax Free Income Trust)
    Salomon Brothers National Tax Free Bond Fund
    Salomon Brothers California Tax Free Bond Fund
    Salomon Brothers New York Tax Free Bond Fund
    Salomon Brothers Mid Cap Fund
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Variable Annuity Portfolios
    Smith Barney Small Cap Growth Opportunities Portfolio
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Consulting Group Capital Markets Funds
    Core Fixed Income Investments
    Emerging Markets Equity Investments
    Government Money Investments
    High Yield Investments
    International Equity Investments
    International Fixed Income Investments
    Large Capitalization Growth Investments
    Large Capitalization Value Equity Investments
    Municipal Bond Investments
    Small Capitalization Growth Investments
    Small Capitalization Value Equity Investments

--------------------------------------------------------------------------------

                                   SCHEDULE B

                            DUTIES OF TRANSFER AGENT

      1. Shareholder Information. Transfer Agent or its agent shall maintain a record of the number of Shares held by each holder of record which shall include name, address, taxpayer identification and which shall indicate whether such Shares are held in certificates or uncertificated form.

      2. Shareholder Services. Transfer Agent or its agent will investigate all inquiries from Shareholders of a Fund relating to Shareholder accounts and will respond to all communications from Shareholders and others relating to its duties hereunder and such other correspondence as may from time to time be mutually agreed upon between Transfer Agent and a Fund. Transfer Agent shall provide each Fund with reports concerning Shareholder inquires and the responses thereto by Transfer Agent, in such form and at such times as are agreed to by the Fund and Transfer Agent.

      3.    Share Certificates.

            (a) At the expense of each Fund, Transfer Agent or its agent shall be supplied with an adequate supply of blank share certificates to meet Transfer Agent's or its agent's requirements therefor. Such Share certificates shall be properly signed by facsimile. Each Fund agrees that, notwithstanding the death, resignation, or removal of any officer of the Fund whose signature appears on such certificates, Transfer Agent or its agent may continue to countersign certificates which bear such signatures until otherwise directed by Written Instructions.

            (b) With respect to each Fund, Transfer Agent or its agent shall issue replacement Share certificates in lieu of certificates which have been lost, stolen or destroyed, upon receipt by Transfer Agent or its agent of properly executed affidavits and lost certificate bonds, in form satisfactory to Transfer Agent or its agent, with the Fund and Transfer Agent or its agent as obligees under the bond.

            (c) With respect to each Fund, Transfer Agent or its agent shall also maintain a record of each certificate issued, the number of Shares represented thereby and the holder of record. With respect to Shares held in open accounts or uncertificated form, i.e., no certificate being issued with respect thereto, Transfer Agent or its agent shall maintain comparable records of the record holders thereof, including their names, addresses and taxpayer identification. Transfer Agent or its agent shall further maintain a stop transfer record on lost and/or replaced certificates.

            (d) Withdrawal of Shares and Cancellation of Certificates. Upon receipt of Written Instructions, Transfer Agent shall cancel outstanding certificates surrendered by a Fund to reduce the total amount of outstanding shares by the number of shares surrendered by the Fund.

      4. Mailing Communications to Shareholders; Proxy Materials. Transfer Agent or its agent will address and mail to Shareholders of a Fund, as disclosed on Transfer Agent's books and records for the Fund, all reports to Shareholders, dividend and distribution notices and proxy material for the Fund's meetings of Shareholders. In connection with meetings of Shareholders, Transfer Agent or its agent will prepare Shareholder lists (of Shareholders disclosed on Transfer Agent's books and records for the Fund), mail and certify as to the mailing of proxy materials, solicit proxies, process and tabulate returned proxy cards, report on proxies voted prior to meetings, act as inspector of election at meetings and certify Shares voted at meetings.

      5.    Sales of Shares

            (a) Suspension of Sale of Shares. Transfer Agent or its agent shall not be required to issue any Shares of a Fund where it has received a Written Instruction from the Fund or official notice from any appropriate authority that the sale of the Shares of the Fund has been suspended or discontinued. The existence of such Written Instructions or such official notice shall be conclusive evidence of the right of Transfer Agent or its agent to rely on such Written Instructions or official notice.

            (b) Returned Checks. In the event that any check or other order for the payment of money is returned unpaid for any reason, Transfer Agent or its agent will: (i) give prompt notice of such return to the relevant Fund or its designee; (ii) place a stop transfer order against all Shares issued as a result of such check or order; and (iii) take such actions as Transfer Agent may from time to time deem appropriate.

            (c) Purchase of Shares. Transfer Agent shall issue and credit an account of an investor, in the manner described in a Fund's prospectus, once it receives:

                  (i)   A purchase order;

                  (ii)  Proper information to establish a Shareholder account;
                        and

                  (iii) Confirmation of receipt or crediting of funds for such order to the Fund's Custodian.

      6.    Exchange, Transfer and Redemption

            (a) Transfer Agent or its agent shall process all requests to transfer or redeem Shares in accordance with the transfer or redemption procedures set forth in each Fund's Prospectus.

                  (i)   Broker-Dealer Accounts.

                        When a broker-dealer notifies Transfer Agent of a
                  redemption desired by a customer, and a Fund's or Portfolio's Custodian has provided Transfer Agent with funds, Transfer Agent shall (a) transfer by Fedwire or other agreed upon electronic means such redemption payment to the broker-dealer for the credit to, and for the benefit of, the customer's account or (b) shall prepare and send a redemption check to the broker-dealer, made payable to the broker-dealer on behalf of its customer.

                  (ii)  Fund-Only Accounts.

                        If Shares (or appropriate instructions) are received in
                  proper form, at a Fund's request Shares may be redeemed before the funds are provided to Transfer Agent from the Custodian. If the recordholder has not directed that redemption proceeds be wired, when the Custodian provides Transfer Agent with funds, the redemption check shall be sent to and made payable to the recordholder, unless:

                        (a) the surrendered certificate is drawn to the order of an assignee or holder and transfer authorization is signed by the recordholder; or

                        (b) transfer authorizations are signed by the recordholder when Shares are held in book-entry form.

            (b) Transfer Agent or its agent will transfer or repurchase Shares upon receipt of Oral or Written Instructions or otherwise pursuant to the Prospectus and Share certificates, if any, properly endorsed for transfer or redemption, accompanied by such documents as Transfer Agent or its agent reasonably may deem necessary.

            (c) Transfer Agent or its agent reserves the right to refuse to transfer or repurchase Shares until it is satisfied that the endorsement on the instructions is valid and genuine. Transfer Agent or its agent also reserves the right to refuse to transfer or repurchase Shares until it is satisfied that the requested transfer or repurchase is legally authorized, and it shall incur no liability for the refusal, in good faith, to make transfers or repurchases which Transfer Agent or its agent, in its good judgment, deems improper or unauthorized, or until it is reasonably satisfied that there is no basis to any claims adverse to such transfer or repurchase.

            (d) When Shares are redeemed, Transfer Agent or its agent shall, upon receipt of the instructions and documents in proper form, deliver to the Custodian and each Fund or its designee a notification setting forth the number of Shares to be repurchased. Such repurchased shares shall be reflected on appropriate accounts maintained by Transfer Agent or its agent reflecting outstanding Shares of each Fund and Shares attributed to individual accounts.

            (e) Transfer Agent or its agent shall, upon receipt of the moneys paid to it by the Custodian for the repurchase of Shares, pay such moneys as are received from the Custodian, all in accordance with the procedures described in the written instruction received by Transfer Agent or its agent from the Fund.

            (f) Transfer Agent or its agent shall not process or effect any repurchase with respect to Shares of a Fund after receipt by Transfer Agent or its agent of notification of the suspension of the determination of the net asset value of the Fund.

      7.    Dividends

            (a) Upon the declaration of each dividend and each capital gains or other distribution by the Board of Directors of a Fund with respect to Shares of the Fund, the Fund shall furnish or cause to be furnished to Transfer Agent or its agent a copy of a resolution of the Fund's Board of Directors certified by the Secretary of the Fund setting forth the date of the declaration of such dividend or distribution, the ex-dividend date, the date of payment thereof, the record date as of which Shareholders entitled to payment shall be determined, the amount payable per Share to the shareholders of record as of that date, the total amount payable to Transfer Agent or its agent on the payment date and whether such dividend or distribution is to be paid in Shares of such class at net asset value. Such payment will be made in cash or additional Shares, at the election of each Shareholder, in accordance with the Portfolio's Prospectus.

            (b) On or before the payment date specified in such resolution of the Board of Directors, a Fund will provide Transfer Agent with sufficient cash to make payment to the Shareholders of record as of such payment date.

            (c) If Transfer Agent or its agent does not receive sufficient cash from a Fund to make total dividend and/or distribution payments to all Shareholders of the Fund as of the record date, Transfer Agent or its agent will, upon notifying the Fund, withhold payment to all Shareholders of record as of the record date until sufficient cash is provided to Transfer Agent or its agent.

            (d) Such issuance or payment, as well as payments upon redemption as described above, shall be made after deduction and payment of the required amount of funds to be withheld in accordance with any applicable tax law or other laws, rules or regulations. Transfer Agent shall mail to a Fund's shareholders and the IRS and other appropriate taxing authorities such tax forms, or permissible substitute forms, and other information relating to dividends and distributions paid by the Fund as are required to be filed and mailed by applicable law, rule or regulation within the time required thereby. Transfer Agent shall prepare, maintain and file with the IRS and other appropriate taxing authorities reports relating to all dividends and distributions above a stipulated amount paid by the Fund to its Shareholders as required by tax or other law, rule or regulation.

      8. Cash Management Services. Funds received by Transfer Agent in the course of performing its services hereunder will be held in demand deposit bank accounts or money market fund accounts in the name of Transfer Agent (or its nominee) as agent for the Funds.

      9. Lost Shareholders. Transfer Agent shall perform such services as are required in order to comply with Rules 17a-24 and 17Ad-17 of the 1934 Act (the "Lost Shareholder Rules), including, but not limited to those set forth below. Transfer Agent may, in its sole discretion, use the services of a third party to perform some or all of such services.

(a) documentation of electronic search policies and procedures;
(b) execution of required searches;
(c) creation and mailing of confirmation letters;
(d) taking receipt of returned verification forms;
(e) providing confirmed address corrections in batch via electronic media;
(f) tracking results and maintaining data sufficient to comply with the Lost Shareholder Rules; and
(g) preparation and submission of data required under the Lost Shareholder
Rules.

      10.   Anti-Money Laundering/OFAC/FINCEN/Customer Identification
            Procedures.

      (a) Transfer Agent shall implement mutually agreed upon procedures in accordance with a Fund's Anti-Money Laundering and Customer Identification Programs, including cash and cash equivalent procedures, and shall check account names and addresses against those provided by the Treasury Department's OFAC Department and FinCEN 314(a) requests submitted by the client.

      (b) Transfer Agent shall perform the following key functions:

            (1) Comparing Transfer Agent's database of Fund investor names and personal information against the OFAC SDN list; new accounts and accounts changes are scanned daily by a Transfer Agent compliance specialist and the entire database is scanned each time the OFAC or FINCEN list is updated or the Fund submits a FinCEN 314(a) request to the Transfer Agent.

            (2) Verifying customer identification based on particular identifying data elements.

            (3) Restrictions on payment methods accepted for purchase of fund shares (no cash or cash equivalents, third-party check restrictions, etc.).

            (4) Review of account opening documentation and check payments for various "red flags" that are indicators of fraudulent activity.

            (5) Training for all Transfer Agent employees in a manner consistent with Section 352 of the USA PATRIOT Act

      (c) Delegation. In connection with the enactment of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 and the regulations promulgated thereunder (collectively, the "USA

PATRIOT Act"), the Fund has developed and implemented a written anti-money laundering program (the "AML Program"), which is designed to satisfy the requirements of the USA PATRIOT Act. Under the USA PATRIOT Act, a mutual fund can elect to delegate certain duties with respect to the implementation and operation of its AML Program to a service provider, including its transfer agent. Each Fund is desirous of having the Transfer Agent perform certain delegated duties pursuant to the AML Program and the Transfer Agent desires to accept such delegation.

      (d) Limitation on Delegation. Each Fund acknowledges and agrees that in accepting the delegation hereunder, the Transfer Agent is agreeing to perform only those duties that have been expressly delegated on this Section 10 (the "Delegated Duties"), as may be amended from time to time, and is not undertaking and shall not be responsible for any other aspect of the AML Program or for the overall compliance by the Fund with the USA PATRIOT Act or for any other matters that have not been delegated hereunder. Additionally, the parties acknowledge and agree that the Transfer Agent shall only be responsible for performing the Delegated Duties with respect to the ownership of, and transactions in, shares in the Fund for which the Transfer Agent maintains the applicable shareholder information. In connection with the prior sentence, each Fund acknowledges that there are certain types of accounts, "broker controlled" accounts such as NSCC Network Level 3 accounts or Citigroup Global Markets, Inc./"Dealer 6700" accounts, whereby the transfer agent receives shareholder and transactional information through industry mandated or customized transmissions that preclude the transfer agent from providing these services. Each Fund acknowledges that these services will be performed by the broker/dealer initiating the establishment/maintenance of "broker controlled" accounts and the submissions of transactions in "broker controlled" accounts.

      (e) Consent to Examination. In connection with the performance by the Transfer Agent of the Delegated Duties, the Transfer Agent understands and acknowledges that the Fund remains responsible for assuring compliance with the USA PATRIOT Act and that the records the Transfer Agent maintains for the Fund relating to the AML Program may be subject, from time to time, to examination and/or inspection by federal regulators in order that the regulators may evaluate such compliance. The Transfer Agent hereby consents to such examination and/or inspection and agrees to cooperate with such federal examiners in connection with their review. For purposes of such examination and/or inspection, the Transfer Agent will use its best efforts to make available, during normal business hours and on reasonable notice, requested records and information for review by such examiners.

      (f) Delegated Duties

            (1) Consistent with the services provided by the Transfer Agent and with respect to the ownership of shares in a Fund for which the Transfer Agent maintains the applicable shareholder information, the Transfer Agent shall:

            (i) Compare Transfer Agent's database of Fund investor names and personal information against the OFAC SDN list; new accounts and accounts changes are scanned daily by a Transfer Agent compliance specialist and the entire database is scanned each time the OFAC list is updated;

            (ii) Compare alternate payee standing instructions against the OFAC SDN list;

            (iii) Review redemption transactions that occur within thirty (30) days of account establishment or maintenance;

            (iv) Review wires sent pursuant to banking instructions other than those on file with the Transfer Agent;

            (v) Review accounts with small balances followed by large purchases;

            (vi) Review accounts with frequent activity within a specified date range followed by a large redemption;

            (vii) On a daily basis, review purchase and redemption activity per tax identification number ("TIN") within the Funds to determine if activity for that TIN exceeded the $100,000 threshold on any given day;

            (viii) Monitor and track cash equivalents under $10,000 for a rolling twelve-month period and file IRS Form 8300 and issue the Shareholder notices required by the IRS;

            (ix) Determine when a suspicious activity report ("SAR") should be filed as required by regulations applicable to mutual funds; prepare and file the SAR. Provide the Fund with a copy of the SAR within a reasonable time after filing; notify Fund if any further communication is received from U.S. Department of the Treasury or other law enforcement agencies regarding the SAR;

            (x) Compare account information to any FinCEN request received by the Fund and provided to the Transfer Agent pursuant to USA PATRIOT Act Sec. 314(a). Provide the Fund with documents/information necessary to respond to requests under USA PATRIOT Act Sec. 314(a) within required time frames; and

            (xi) In accordance with procedures agreed upon by the parties (which may be amended from time to time by mutual agreement of the parties) (i) verify the identity of any person seeking to open an account with the Fund, (ii) maintain records of the information used to verify the person's identity and
(iii) determine whether the person appears on any lists of known or suspected terrorists or terrorists organizations provided to the Fund by any government agency and designated as such by United States Department of the Treasury in consultation with the federal functional regulators.

            (2) In the event that the Transfer Agent detects activity as a result of the foregoing procedures, which necessitates the filing by the Transfer Agent of a SAR, a

Form 8300 or other similar report or notice to OFAC, then the Transfer Agent shall also promptly notify the Fund, unless prohibited by applicable law.

      (g) CIP Services. So that each Fund will comply with its Customer Identification Program (which the Fund is required to have under regulations issued under Section 326 of the USA PATRIOT Act), Transfer Agent will do the following:

            (1) Implement procedures under which new accounts in the Fund are not established unless Transfer Agent has obtained the name, date of birth (for natural persons only), address and government-issued identification number (collectively, the "Data Elements") for each corresponding Customer (as defined in 31 CFR 103.131).

            (2) Use collected Data Elements to attempt to reasonably verify the identity of each new Customer promptly before or within a reasonable time (generally not in excess of thirty days) after each corresponding new account is opened. Methods will consist of non-documentary methods (for which Transfer Agent may use unaffiliated information vendors to assist with such verifications, providing that (i) Transfer Agent's contract with such vendor requires the vendor to keep and maintain the confidentiality of any information provided by or obtained about a Customer and (ii) Transfer Agent has and continues to forma reasonable belief that such vendors will maintain the confidentiality of any information so described in (i) and documentary methods (both of which Transfer Agent believes will meet the minimum requirements to comply with 31 CFR 13.131(b)(2) or any amendment thereof), and may include procedures under which Transfer Agent personnel conduct additional research to attempt to reasonably verify the identity of Customers who were not verified by Transfer Agent's initial attempt.

            (3) Determine whether the Customer's name appears on any list of known or suspected terrorists or terrorist organizations issued by any federal government agency and designated as such by the Department of Treasury in consultation with the federal functional regulators.

            (4) Record the Data Elements in an electronic repository (or other manner that satisfies the regulation and allows for reasonably easy and prompt retrieval of the Data Elements) designed for this purpose and maintain records relating to verification of new Customers consistent with 31 CFR 103.131(b)(3).

            (5) Regularly report to the Fund about measures taken, results obtained and Customers for which identities cannot be verified under (1)-(4) above.

            (6) If Transfer Agent provides services by which prospective Customers may subscribe for shares in the Fund via the Internet, telephone or application that is mailed to Transfer Agent, work with the Fund to notify prospective Customers, consistent with 31 CFR 103.131(b)(5), about the Fund's CIP.

            (7) Timely file suspicious activity reports ("SARs") with its or its affiliates' primary federal regulator, maintain the required records in compliance with 31 CFR

103.18 and at such time as applicable regulations are changed to permit such, Transfer Agent shall submit a copy of the filed SAR to the Fund within 30 days of its filing.

            (8) Not later than 15 calendar days after Transfer Agent reasonably determines that Customer transactions or activity is suspicious, report such information in reasonable detail to the Fund.

            (9) Certify no less frequently than annually to the Fund in a form that is mutually acceptable to the Fund and the Transfer Agent that Transfer Agent has implemented its anti-money laundering program, and that it will perform the specific requirements for the Fund discussed in this Agreement and as the Fund is required under 31 CFR 103.131.

            (10) Set forth on a separate fee schedule compensation amounts due for these CIP Services.

            Notwithstanding anything to the contrary, and without expanding the scope of the express language above, Transfer Agent need not collect the Data Elements for (or verify) prospective Customers beyond the requirements of 31 CFR
103.131 (for example Transfer Agent will not verify customers opening accounts through NSCC).

            Notwithstanding anything above to the contrary, Transfer Agent need not perform any of the steps in provisions (1)-(10) above (or any CIP measures) with respect to any Customer who becomes a Customer of a fund ("Fund A") via exchange from another fund ("Fund B") in accordance with the Customer's privilege to exchange shares of Fund B for Fund A, provided that the other Fund B is within the same family of funds as may be provided to the Transfer Agent from time to time.

      Transfer Agent agrees that it will permit federal or state examiners to inspect the (i) Funds' information and records pertaining to the anti-money laundering ("AML") program and CIP activities on behalf of the aforementioned funds and (ii) Transfer Agent's AML services program.

      Transfer Agent agrees that any AML information provided by or requested from Funds to Transfer Agent will be maintained by Transfer Agent and will be disclosed by Transfer Agent to its employees and agents on a need to know basis or to governmental authorities.

      11.   Market-Timing/Late Trading.

            (a) Transfer Agent shall monitor accounts for market-timing and late trading, in violation of each Fund's or portfolio's prospectus.

            (b) Transfer Agent shall provide each Fund and its officers with assistance in monitoring, coordinating and reporting late trading of shares.

            (c) In order to assist a Fund with compliance with the Fund's policies and procedures related to market timing activity, Transfer Agent shall, in accordance with the procedures established from time to time by the Fund and Transfer Agent, provide the following services:

                  (i) Produce and review on a daily basis, short term trader reports generated from the Transfer Agent's system;

                  (ii) Based on the criteria provided by a Fund, report to the Fund on a daily basis any findings of potential market timing activity appearing on the short term trader report; and

                  (iii) Upon Written Instruction from a Fund, take such action as the Fund so instruct against any shareholder and/or broker determined by the Fund to have been engaging in market timing activity.

      12.   Additional Services.

            (a) Services provided on an ongoing basis, if applicable:

                        (i) Calculate 12b-1 payments to financial intermediaries, including brokers, and financial intermediary trail commissions;

                        (ii) Develop, monitor and maintain, in consultation with the Fund, all systems necessary to implement and operate the four-tier distribution system, including Class B conversion feature or similar conversion feature for other Classes, as described in the registration statement and related documents of the Fund, as they may be amended from time to time;

                        (iii) Calculate contingent deferred sales charge amounts and redemption fees upon redemption of Fund shares and deduct such amounts from redemption proceeds;

                        (iv) Calculate front-end sales load amounts at time of purchase of shares;

                        (v) Determine dates of Class B or similar conversion and effect the same;

                        (vi) Establish and maintain proper Shareholder registrations;

                        (vii) Review new applications and correspond with Shareholders to complete or correct information;

                        (viii) Issue dividend checks in accordance with agreed-upon procedures;

                        (ix) Direct payment processing of checks or wires in accordance with agreed-upon procedures;

                        (x) Provide toll-free lines for direct Shareholder use, plus customer liaison staff for on-line inquiry response;

                        (xi) Send duplicate confirmations to broker-dealers of their clients' activity, whether executed through the broker-dealer or directly with Transfer Agent;

                        (xii) Provide periodic Shareholder lists, outstanding Share and Class calculations and related statistics to the Fund;

                        (xiii) Provide detailed data for underwriter/broker confirmations;

                        (xiv) Prepare and mail required calendar and taxable year-end tax and statement information (including forms 1099-DIV and 1099-B and accompanying statements) to Shareholder accounts disclosed on its books and records;

                        (xv) Notify on a daily basis the investment adviser, accounting agent, and Custodian of fund activity;

                        (xvi) Withholding taxes for U.S. resident and non-resident aliens, where applicable;

                        (xvii) Maintain and process letters of accumulation and automatic investment plans;

                        (xviii) Serve as custodian and/or trustee to retirement plans, individual retirement accounts and similar accounts;

                        (xix) Receive information from third-party administrators to record either plan level or individual participant level information, as required, and

                        (xx) Perform other participating broker-dealer or Shareholder services as may be agreed upon from time to time.

            (b) Services provided by Transfer Agent under Oral Instructions or Written Instructions:

                        (i) Accept and post daily Fund and Class purchases and redemptions; and

                        (ii) Accept, post and perform Shareholder transfers and exchanges.

            (c) Shareholder Account Services.

                        (i) Transfer Agent will arrange, in accordance with the appropriate Fund's or Portfolio's prospectus, for issuance of Shares obtained through:

                        - The transfer of funds from Shareholders' accounts at financial institutions, provided Transfer Agent received advance Oral or Written Instruction of such transfer;

                        - Any pre-authorized check plan; and

                        - Direct purchases through broker wire orders, checks and applications in accordance with agreed-upon procedures.

                        (ii) Transfer Agent will arrange, in accordance with the appropriate Fund's or Portfolio's Prospectus, for a
                        Shareholder's:

                        - Exchange of Shares for shares of another fund with which the Fund has exchange privileges;

                        - Automatic redemption from an account where that Shareholder participates in a systematic withdrawal plan; and/or

                        - Redemption of Shares from an account with a checkwriting privilege in accordance with agreed-upon procedures.

            (d) Communications to Shareholders. Transfer Agent shall mail all communications by the Fund to its Shareholders disclosed on its books and records, including:

                        (i) Reports to Shareholders (including annual and semi-annual reports);

                        (ii) Confirmations of purchases and sales of Fund shares;

                        (iii) Monthly or quarterly statements;

                        (iv) Dividend and distribution notices;

                        (v) Proxy material;

                        (vi) Tax forms (including substitute forms), accompanying information containing the information required by paragraph 7(d), and notices under Section 19 of 1940 Act;

                        (vii) New account information;

                        (viii) Change of allocation;

                        (ix) Prospectus fulfillment;

                        (x) Shareholder/information letters; and

                        (xi) Retirement and IRA information (including tax information).

            (e) Records. Transfer Agent shall maintain those records required by the Securities Laws and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by Transfer Agent hereunder with respect to Shareholder accounts or by transfer agents generally, including records of the accounts for each Shareholder showing the following information:

                        (i) Name, address and United States Taxpayer
                        Identification or Social Security number;

                        (ii) Number and class of Shares held and number and class of Shares for which certificates, if any, have been issued, including certificate numbers and denominations;

                        (iii) Historical information regarding the account of each Shareholder, including dividends and distributions paid, their character (e.g., ordinary income, net capital gain, exempt-interest, foreign tax-credit and dividends received deduction eligible) for federal income tax purposes and the date and price for all transactions on a Shareholder's account;

                        (iv) Any stop or restraining order placed against a Shareholder's account;

                        (v) Any correspondence relating to the current maintenance of a Shareholder's account;

                        (vi) Information with respect to withholdings; and

                        (vii) Any information required in order for the transfer agent to perform any calculations contemplated or required by this Agreement.

            (f) Shareholder Inspection of Stock Records. Upon a request from any Shareholder to inspect stock records, Transfer Agent will notify a Fund, and the Fund will issue instructions granting or denying each such request. Unless Transfer Agent has acted contrary to a Fund's instructions, the Fund agrees and does hereby release

                        Transfer Agent from any liability for refusal of permission for a particular Shareholder to inspect the Fund's Shareholder records.

      13.   Retirement Plans.

            (a) In connection with the individual retirement accounts, simplified employee pension plans, rollover individual retirement plans, educational IRAs and ROTH individual retirement accounts ("IRA Plans"), 403(b) Plans and money purchase and profit sharing plans ("Qualified Plans") (collectively, the "Retirement Plans") within the meaning of Section 408 of the Internal Revenue Code of 1986, as amended (the "Code") sponsored by a Fund for which contributions of the Fund's shareholders (the "Participants") are invested solely in Shares of the Fund, Transfer Agent shall provide the following administrative services:

                        (i) Establish a record of types and reasons for distributions (i.e., attainment of eligible withdrawal age, disability, death, return of excess contributions, etc.);

                        (ii) Record method of distribution requested and/or made;

                        (iii) Receive and process designation of beneficiary forms requests;

                        (iv) Examine and process requests for direct transfers between custodians/trustees, transfer and pay over to the successor assets in the account and records pertaining thereto as requested;

                        (v) Prepare any annual reports or returns required to be prepared and/or filed by a custodian of a Retirement Plan, including, but not limited to, an annual fair market value report, Forms 1099R and 5498; and file same with the IRS and provide same to Participant/Beneficiary, as applicable; and

                        (vi) Perform applicable federal withholding and send Participants/Beneficiaries an annual TEFRA notice regarding required federal tax withholding.

            (b) Transfer Agent shall arrange for PFPC Trust Company to serve as custodian for the Retirement Plans sponsored by a Fund.

            (c) With respect to the Retirement Plans, Transfer Agent shall provide each Fund with the associated Retirement Plan documents for use by the Fund and Transfer Agent shall be responsible for the maintenance of such documents in compliance with all applicable provisions of the Code and the regulations promulgated thereunder.

      14.   Miscellaneous.

      In addition to and neither in lieu nor in contravention of the services set forth above, Transfer Agent shall: (i) perform all the customary services of a transfer agent, registrar, dividend disbursing agent and agent of the dividend reinvestment and cash purchase plan as described herein consistent with those requirements set forth as at the date of this Agreement; (ii) require proper forms of instructions, signatures and signature guarantees and any necessary documents supporting the opening of Shareholder accounts, transfers and redemptions and other Shareholder account transactions, all in conformance with Transfer Agent's present procedures with such changes or deviations therefrom as may be from time to time required or approved by a Fund, or the Fund's counsel or Transfer Agent's counsel and the rejection of orders or instructions not in good order in accordance with the applicable Fund prospectus; (iii) provide to the person designated by a Fund daily Blue Sky reports generated by Transfer Agent; (iv) provide to each Fund escheatment reports as reasonably requested by a Fund with respect to the status of the Fund's accounts and outstanding checks; and (v) maintain a current, duplicate set of a Fund's essential records at a secure separate location in a form available and usable forthwith in the event of any breakdown or disaster disruption of Transfer Agent's main operation.

                                   SCHEDULE C

                                  FEE SCHEDULE

ACCOUNT FEES NON-OMNIBUS

      Active Direct:

                        $12.00 per account, per annum for the first 250,000 accounts, plus $11.75 per account, per annum for the next 250,000 accounts, plus $11.50 per account, per annum for accounts in excess of 500,000

                        [An active account is defined as having a balance greater than zero at the end of the month plus any account that had a balance greater than zero during the month but has a zero balance at the end of the month.]

      Active "6700":

                        $2.75 per accounts, per annum for the first 3 million accounts, plus $2.25 per account, per annum for accounts in excess of 3 million

                        [6700 Accounts are designated as electronic accounts from Citigroup Capital Markets, Inc. (Smith Barney) to PFPC.]

      Active NSCC Level III:

                        $5.50 per account, per annum, for the first 250,000 accounts, plus
                        $3.50 per account, per annum for accounts in excess of 250,000

ACCOUNT FEES - OMNIBUS

                        Should Citigroup Global Markets, Inc. (Smith Barney) sub-account the "6700" accounts the following fee schedule will be in effect:

      Active Direct:

                        $13.00 per account, per annum

                        [An active account is defined as having a balance greater than zero at the end of the month plus any account that had a balance greater than zero during the month but has a zero balance at the end of the month.]

      Active NSCC Level III:

                        $8.00 per account, per annum, for the first 250,000 accounts, plus $5.50 per account, per annum for the next 250,000 accounts, plus $3.50 per account, per annum for accounts in excess of 500,000

      PRIMERICA Accounts:

                        $14.80 per account, per annum, for the first 2 million accounts, plus $14.65 per account, per annum, for accounts in excess of 2 million

      Inactive Account Fee:

                        $0.00

                  [An inactive account is defined as having a zero balance with no dividend payable. Inactive accounts are typically purged on a quarterly basis. However, data is kept online for at least 18 months for year-end tax reporting.]

Institutional Funds:

                  $2,500.00 per month per portfolio/class

PFPC Trust Company Custodial Fee:

            $15.00 per account, per annum
            [Paid by the shareholder]

PFPC Trust Company Document Fee:

            $750.000 per plan document, per annum

CIP Fees:
            Smith Barney, Salomon and Citifunds:        $75,000 per annum, plus
            PRIMERICA:                                  $75,000 per annum

                  [PRIMERICA currently performs CIP in-house. Fees will only apply should PRIMERICA request PFPC to perform this function.]

AML Fees:
            Smith Barney, Salomon and Citifunds:        $50,000 per annum, plus
            PRIMERICA:                                  $50,000 per annum

Voice Response Fees:

                  $10,000 one-time set up fee

Web and Internet Account Services:
      Set-Up Fee:
                                 Less than 20,000 accounts:              $15,000
                                 Between 20,0001 and 50,000 accounts:    $20,000
                                 Between 50,001 and 100,000 accounts:    $25,000
                                 Between 100,001 and 500,000 accounts:   $30,000
                                 Between 50,001 and 1,000,000 accounts:  $40,000
                                 Over 1,000,000 accounts:                $50,000

      Annual Recurring fees:
                                 Less than 20,000 accounts:              $10,000
                                 Between 20,0001 and 50,000 accounts:    $14,000
                                 Between 50,001 and 100,000 accounts:    $17,500
                                 Between 100,001 and 500,000 accounts:   $21,000
                                 Between 50,001 and 1,000,000 accounts:  $28,000
                                 Over 1,000,000 accounts:                $35,000

      Customization Fee:            $250.00 per hour

Customer Management Suite Fees:

      Call Center:                  $1,200 per seat per annum, optional at
                                    customer site First ten seats at no charge

      Workflow Manager:             $1,020.00 per seat per annum, optional at
                                    customer site First ten seats at no charge

      Data Delivery (DAZL) Fees:

            Monthly Maintenance Fee:                          $1,000.00
            Price Records:                                    $.015 per record
            Other Records:                                    $.030 per record
                  [security, distribution, account master, transaction and position]

            Enhancement Fee:                                  $175.00 per hour

      Data Delivery (DAZL) Direct/401(k)/Trust/Customer Management Suite/ICI/ Management Company Level Fees:

            Price Records:                           $.01 per record
            Other Records:                           $.01 per record
                  [security, distribution, account master, transaction and position]

            Enhancement Fee:                         $175.00 per hour

AdvisorCentral Fees:

      This fee schedule details AdvisorCentral fees only and does not include any fess that may be charged directly from a transfer agent, DTCC or third party provider.

      Annual Recurring Fee:                         $25,000.000

      Inquiry:                                      $.10 per inquiry
      Purchase, Redemption and Exchange:            $.50 per transaction
      New Account Set-Up:                           $.50 per new account
      Maintenance:                                  $1.00 per maintenance
      Electronic Statements:                        $.10 per statement download
      Prospectus:                                   $.75 per prospectus download

            [Funds may also incur a charge directly from their electronic statement and/or transfer agency provider.]

      Enhancement Fee:                              $250.00 per hour

Print Mail Fees:

Printing
o     Per confirm or statement image printing                                    $   0.06
o     Per check printing                                                         $   0.08

Inserting
o     Daily confirms: machine inserting per page (includes BRE/CRE)              $  32.00/K ($50.00 min.)
o     Daily confirms: custom inserting per page (includes BRE or CRE)            $  55.00/K ($75.00 min.)
o     Additional inserts custom insertion                                        $   0.07
o     Additional inserts machine insertion                                       $   0.01
o     Statements: machine inserting per page (includes BRE or CRE)               $  40.00/K ($50.00 min.)
o     Statements: hands inserting per page (includes BRE or CRE)                 $  57.00/K ($50.00 min.)
o     Additional inserts custom insertion                                        $   0.06
o     Additional inserts machine insertion                                       $   0.01
o     Daily checks machine inserting per page                                    $  32.00/K ($50.00 min.)
o     Daily checks custom inserting per page                                     $  55.00/K ($75.00 min.)
o     Additional inserts custom inserting                                        $   0.06
o     Additional inserts machine                                                 $   0.01
o     Periodic checks custom inserting                                           $  60.00/K ($75.00 min.)
o     Periodic checks machine inserting                                          $  40.00/K ($75.00 min.)
o     Machine intelligent (selective) inserting: per page (all output types)     $  45.00/K ($75.00 min)
o     Hands intelligent (selective) inserting: per page (all output types)       $125.00/K ($75.00 min.)
o     Listbill reports                                                           $  60.00/K ($50.00 min.)

Shipping/inventory
o     Inventory receipts/S.K.U.                                                  $  20.00
o     Inventory storage/location/month - per skid                                $  15.00
o     Courier charge                                                             Billed at cost
o     Shipping boxes                                                             $   0.85 each
o     Oversized envelopes                                                        $   0.45 each

Special mailings
o     Creation of zip disk mailing file                                          $125.00
o     ZIP+4 data enhancement (clean/format all addresses)                        $  8.00/K ($125.00 min)
o     Data manipulation (create mailing data base, split files)                  $ 75.00 per hour
o     Data extract shareholder records from mainframe system                     $ 75.00 per hour
o     Household (combining) programming: record consolidation                    $  6.00/K ($75.00 min.)

o     Address and machine insert into #10 or 6x9 (1 piece)                       $ 56.00/K ($125.00 min)
o     Additional machine insert #10 or 6x9                                       $  2.50/K
o     Address and machine insert into 9x12 (1 piece)                             $125.00/K ($125.00 min)
o     Additional machine insert into 9x12                                        $  5.00/K
o     Address envelope only (#10, 6x9 or 9x12, ie. Self mailer)                  $ 35.00/K ($75.00 min)
o     Create and affix labels to self mailers                                    $  0.20 per piece ($75.00 min)
o     Custom insert one piece into #10, 6x9 & 9 x 12                             $  0.08 per piece ($125.00 min.)
o     Custom insert additional pieces                                            $  0.09 per piece
o     Hand sort 9x12s (standard mail pre-sort)                                   $ 25.00/K
o     Create and affix labels, hand insert one piece                             $  0.26 per piece ($75.00 min)
o     Print labels only                                                          $  0.10 per label
o     Affix labels only                                                          $  0.10 each
o     Compliance legal mailing (first class - mailing has started)               $150.00
o     Copy of U.S.P.S. forms 3602 or 3606 per mailing                            $  3.00 each
o     Create mailing list (AOS not processing mailing)                           $  0.40 per entry ($75.00 min)

Year end tax form output processing
o     Print and process                                                          $  0.42 each
o     Work order administration fee                                              $ 15.00 each
o     Minimum processing/job                                                     $ 75.00 each
o     Duplicate tax forms                                                        $  0.50 each ($15.00
      daily min.)
o     Intelligent inserting (selective)                                          $  0.045 each
o     Additional machine insert                                                  $  0.01 each
o     Additional custom insert                                                   $  0.06 each
o     Affidavit charge                                                           $  3.50 each

Other tax/compliance mailings
o     Duplex print                                                               $  0.11 each
o     Simplex print                                                              $  0.08 each
o     Machine insert 1 piece                                                     $ 56.00/K ($75.00 min.)
o     Custom insert 1 piece                                                      $ 65.00/K ($75.00 min.)
o     Additional machine insert                                                  $  0.01 each
o     Additional custom insert                                                   $  0.06 each
o     Work order administration fee                                              $ 15.00
o     Affidavit charge                                                           $  3.50 each
o     Machine fold material                                                      $ 18.00/K
o     Custom insert fold material                                                $  0.12 each

Other fees
o     Work order administration fee                                              $  No charge
o     Manual pulls                                                               $  2.50 each
o     Special projects                                                           $ 24.00 per hour
o     Per piece mail preparation/presort fee                                     $  0.035 per piece
o     Fast forward fees                                                          $  0.15 per piece
o     Folding machines                                                           $ 14.00/K
o     Folding hands                                                              $  0.09/piece
o     Cutting                                                                    $ 10.00/K
o     Tabbing (self mailers any size)                                            1 tab @ $8.00/K
                                                                                 2 tabs @ $12.00/K

Digital services
o     Monthly service fee (AOS reports)                                          $2,900.00
o     Annual per statement fee (HTML)    Up to 300,000 accounts                  $  0.18 per image
                                            300,000 - 700,000                    $  0.12 per image
                                            In excess of 700,000                 $  0.09 per image

o     Original PDF images (pages)              Up to 1 million                   $  0.05 per image
                                            1 million - 3 million                $  0.04 per image
                                            In excess of 3 million               $  0.03 per image

o     Web maintenance and PDF server storage for
      presentment (pages)                                                        $  0.01 per page
o     Line data & Alchemy storage (year-end transcripts)                         $  0.017 per image
o     Original CD-ROM charges                                                    $175.00

Note: Portal click fees not included.

Output development
o     Systems development/programming/testing                                    $175.00 per hour
                                                                                     (billable work
                                                                                     beyond
                                                                                     dedicated team
                                                                                     hours)

After the one- year anniversary of the effective date of the Agreement, PFPC may adjust the fees described in the above sections once per calendar year, upon thirty (30) days prior written notice in an amount not to exceed the cumulative percentage increase in the Consumer Price Index for All Urban Consumers (CPI-U) U.S. City

Average, All items (unadjusted), published by the U.S. Department of Labor since the last such adjustment in the fund's monthly fees (or the effective date absent a prior such adjustment).

                                   SCHEDULE D

OUT-OF-POCKET EXPENSES:

1. Out-of-Pockets. Each Fund shall reimburse Transfer Agent monthly for applicable out-of-pocket expenses, including, but not limited to the following items:

- Microfiche/microfilm production
- Magnetic media tapes and freight
- Postage
- Telephone and telecommunication costs, including all lease, maintenance and line costs
- Proxy solicitations, mailings, tabulations and reports relating thereto
- Shipping, Certified and Overnight mail and insurance
- Terminals, communication lines, printers and other equipment and any expenses incurred in connection with such terminals and lines
- Duplicating services
- Courier services
- Federal Reserve charges for check clearance
- Overtime
- Travel, as approved in advance by the Fund
- Record retention, retrieval and destruction costs, including, but not limited to exit fees charged by third party record keeping vendors
- Such other miscellaneous expenses reasonably incurred by Transfer Agent in performing its duties and responsibilities under this Agreement.

      Each Fund shall pay postage and mailing expenses on the day of or prior to mailing as agreed with Transfer Agent. In addition, each Fund will promptly reimburse Transfer Agent for any other unscheduled expenses incurred by Transfer Agent whenever the Fund and Transfer Agent mutually agree that such expenses are not otherwise properly borne by Transfer Agent as part of its duties and obligations under the Agreement.

2. Other Charges.(1)

- Pre-Printed Stock, including business forms, certificates, envelopes, checks and stationery.
- Digital Storage
- Digital Recording
- Incoming and outgoing wire charges
- Microfiche/microfilm production
- Magnetic media tapes and freight
- Banking Services


----------
(1) Volume buying has enabled Transfer Agent to negotiate reduced rates for certain materials and services. Charges for these items plus an administrative charge to compensate Transfer Agent for overseeing and administering product inventory will appear as an aggregate line item charge on your monthly invoice.


                                      -43-